Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-12561, 333-62475, 333-75166, 333-115429, 333-115430, 333-115432, 333-126693, 333-152458, 333-160925, and 333-168377 of our reports dated February 22, 2011, relating to the financial statements and financial statement schedule of Pentair, Inc. and subsidiaries (the “Company”) (which reports expressed an unqualified opinion), and the effectiveness of Pentair Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pentair Inc. for the year ended December 31, 2010.
Minneapolis, Minnesota
February 22, 2011